UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 October 4, 2005
                Date of Report (Date of earliest event reported)


                                  INERGY, L.P.
                                  ------------
             (Exact name of registrant as specified in its charter)

            Delaware                     0-32453               43-1918951
            --------                     -------               ----------
(State or other jurisdiction        (Commission File        (I.R.S. Employer
      of incorporation)                  Number)          Identification Number)


                      Two Brush Creek Boulevard, Suite 200
                              Kansas City, MO 64112
                              ---------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (816) 842-8181
                                 --------------
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01         Entry Into a Material Definitive Agreement

     On October 4, 2005, Inergy Propane, LLC, the registrant's wholly owned subsidiary, entered into an Asset Purchase Agreement with Dowdle Gas, Inc., a Mississippi corporation, and certain shareholders of Dowdle Gas.

     This Agreement provides for Inergy Propane's acquisition of substantially all of the operating assets of Dowdle Gas. The closing of this acquisition occurred simultaneously with the October 4, 2005 signing of the Asset Purchase Agreement. Among the assets acquired by Inergy Propane are propane tanks, inventory, motor vehicles, customer accounts and leasehold interests in substantially all of the real property used by Dowdle Gas in its business.

     The purchase price for the assets of Dowdle Gas acquired under the Asset Purchase Agreement is approximately $106,100,000 in cash plus an amount reflecting an agreed upon value for the propane and parts and appliances inventories of Dowdle Gas and an amount equal to the outstanding accounts receivable of the acquired business that are actually collected by Inergy Propane during a specified period following the closing date, and is subject to certain adjustments specified in the Asset Purchase Agreement, including an adjustment to compensate Dowdle Gas for business acquisitions made by it since July 26, 2005. Inergy Propane obtained funding for the purchase price by drawing on its existing revolving credit facility with JPMorgan Chase Bank, N.A. and certain other lenders.

     Under the terms of the Asset Purchase Agreement, Inergy Propane acquired the right to purchase from Dowdle Gas at an agreed upon purchase price certain parcels of real property as to which Inergy Propane acquired a leasehold interest. Inergy Propane has up to one year in which to complete its inspections with respect to such parcels and then may elect either to purchase any or all such parcels. The purchase price for any such parcel that Inergy Propane elects to purchase would be payable at the time of closing for such purchase. The total purchase price for all such parcels would be approximately $6,000,000.

     We issued a press release on October 4, 2005, announcing the Dowdle Gas acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01         Regulation FD Disclosure

     On October 5, 2005, we issued a press release that, among other things, announced our updated guidance for the full fiscal year ending September 30, 2006. A copy of the press release is attached hereto as Exhibit 99.2.

     In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01         Other Events

     In connection with the October 4, 2005 Dowdle Gas acquisition referred to in Item 1.01 above, Inergy Propane entered into an Asset Purchase Agreement with each of Dowdle Gas of Florida, Inc., a Florida corporation, and Wholesale LP Gas Company, Inc., a Mississippi corporation. Dowdle Gas of Florida is wholly owned by a family member of one of the Dowdle Gas shareholders and Wholesale LP Gas is owned by that same Dowdle Gas shareholder.

     These two Agreements provide for Inergy Propane's acquisition of substantially all of the operating assets of Dowdle Gas of Florida and of Wholesale LP Gas, in each case, in a cash transaction similar to that for Dowdle Gas. The closing of these acquisitions occurred simultaneously with the October 4, 2005 closing of the Dowdle Gas transaction.


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     The purchase price for the assets acquired by Inergy Propane under these two Agreements is approximately $8,900,000 in cash for the Dowdle Gas of Florida transaction and approximately $5,000,000 in cash for the Wholesale LP Gas transaction. In addition, the purchase price in each transaction is increased by an amount reflecting an agreed upon value for the propane and parts and appliances inventories of the respective selling companies and an amount equal to the outstanding accounts receivable of the acquired business that are actually collected by Inergy Propane during a specified period following the closing date, and is subject to certain adjustments specified in the applicable Agreement. Inergy Propane obtained funding for the purchase price in these transactions by drawing on its existing revolving credit facility with JPMorgan Chase Bank, N.A. and certain other lenders.

Item 9.01.        Financial Statements and Other Exhibits

         (c) Exhibits - The following exhibits are filed as part of this report:

         Exhibit No.     Description
         ----------      -----------

         99.1            Inergy, L.P Press Release dated October 4, 2005.

         99.2 Inergy, L.P Press Release Dated October 5, 2005, which is being furnished pursuant to Item 7.01.

                         *           *           *



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INERGY, L.P.

                                     By: INERGY GP, LLC,
                                     Its Managing General Partner


Dated:  October 7, 2005
                                     By:   /s/ Laura L. Ozenberger
                                           ---------------------------------
                                           Laura L. Ozenberger
                                           Vice President - General Counsel
                                           and Secretary





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                                  EXHIBIT INDEX


         Exhibit No.     Description
         ----------      -----------

         99.1            Inergy, L.P Press Release dated October 4, 2005.

         99.2 Inergy, L.P Press Release Dated October 5, 2005, which is being furnished pursuant to Item 7.01.